Exhibit 99.1

BioDelivery Sciences Announces BEMA Buprenorphine

Phase 3 Chronic Pain Study More Than 50% Recruited and on Schedule

Reporting of top-line study results on target for third-quarter

RALEIGH, N.C., February 17, 2011 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced today that enrollment of its Phase 3 trial assessing the efficacy and safety of BEMA Buprenorphine for the treatment of moderate to severe chronic pain is on schedule, with over half of the needed subjects enrolled.

“We are very pleased with the enrollment to date for this pivotal Phase 3 study for our next product BEMA Buprenorphine,” stated Dr. Andrew Finn, Executive Vice President of Product Development at BDSI. “We are on schedule with enrollment as a result of a very focused effort both internally and with the enthusiastic support of an outstanding group of experienced investigators. Based on current progress, we feel comfortable that we will meet our goal of reporting top-line results in the third quarter of this year. Positive findings from this study would then allow for an anticipated NDA filing early in the second quarter of 2012.”

BDSI believes that there remains a significant unmet medical need for potent new analgesics for the treatment of chronic pain. Buprenorphine is an attractive option for development because of its potent analgesic properties, its differentiating characteristics from other opioids, and its DEA Schedule III designation, which means there is less addiction potential than Schedule II products. According to Wolters Kluwer, opioid analgesic sales in the U.S. are in excess of $10 billion and growing, and BDSI believes that BEMA Buprenorphine has the potential to exceed $500 million in peak annual sales.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the time for completion and results of the Phase 3 study of BEMA Buprenorphine) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com